UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 24, 2004

AUTOIMMUNE INC.

(Exact Name of Registrant as specified in its charter)

DELAWARE	0-20948	13-348-9062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1199 Madia Street, Pasadena, CA	91103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 792-1235

Not Applicable

(Registrant’s name or former address, if change since last report)

Item 5. Other Events.

On May 24, 2004, AutoImmune Inc. (the “Company”) received notice from The Nasdaq Stock Market that the Company’s common stock was delisted from The Nasdaq SmallCap Market as of the opening of business on May 26, 2004. The Company had appealed the Nasdaq Staff’s determination to delist the Company’s shares and a hearing before a Nasdaq Listing Qualifications Panel was held on April 1, 2004. Following the hearing, the panel determined that the Company’s common stock should be delisted. The Company does not intend to appeal the panel’s decision. The Company issued a press release on May 25, 2004 announcing its delisting, a copy of which is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2004	AUTOIMMUNE INC.

	By:	/s/ Heather A. Ellerkamp
	Name: Title:	Heather A. Ellerkamp Director of Finance and Treasurer